UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011 (November 2, 2011)

RENTECH NITROGEN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35334	45-2714747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On November 2, 2011, the board of directors of the Rentech Nitrogen GP, LLC (the “General Partner”), the general partner of Rentech Nitrogen Partners, L.P. (the “Partnership”), adopted the Rentech Nitrogen Partners, L.P. 2011 Long-Term Incentive Plan (the “2011 LTIP”). The General Partner’s officers, employees, consultants and non-employee directors, as well as other key employees of Rentech, Inc., the indirect parent of the General Partner, and certain of the Partnership’s other affiliates who make significant contributions to its business, are eligible to receive awards under the 2011 LTIP, thereby linking the recipients’ compensation directly to the Partnership’s performance. The 2011 LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. Subject to adjustment in the event of certain transactions or changes in capitalization, 3,825,000 common units may be delivered pursuant to awards under the 2011 LTIP. The foregoing description is not complete and is qualified in its entirety by reference to the 2011 LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Rentech Nitrogen Partners, L.P. 2011 Long-Term Incentive Plan.

10.2	Form of Rentech Nitrogen Partners, L.P. 2011 Long-Term Incentive Plan Phantom Unit Agreement (incorporated by reference to Exhibit 10.34 to the Form S-1 filed by Rentech Nitrogen Partners, L.P. on October 26, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH NITROGEN PARTNERS, L.P.,
a Delaware limited partnership

	By:	Rentech Nitrogen GP, LLC
	Its:	General Partner

Date: November 8, 2011	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President, General Counsel and Secretary